Response to Item 77D

Eaton Vance Asian Small Companies Fund
Material changes to the investment policies of the Fund are described in one or more supplements to the Fund's prospectus, summary prospectus and statement of additional information, filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.

Parametric Balanced Risk Fund
Material changes to the investment policies of the Fund are described in one or more supplements to the Fund's prospectus and summary prospectus, filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.